Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Dave & Buster’s Entertainment, Inc. (the “Company”) on Form 10-Q for the period ended July 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher Morris, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the applicable requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 7, 2022	/s/ Christopher Morris
Christopher Morris
Chief Executive Officer